UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☒	Definitive proxy statement

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Quantum Fuel Systems Technologies Worldwide, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

Notice of Special Meeting of Stockholders

To Be Held on May 10, 2011

Quantum Fuel Systems Technologies Worldwide, Inc. will hold a special meeting of stockholders (“Special Meeting”) at our offices at 25242 Arctic Ocean Drive, Lake Forest, California 92630 on Tuesday, May 10, 2011 at 1.30 p.m. PDT, or any adjournment or postponement thereof. A Proxy Statement and form of Proxy are enclosed with this Notice of Special Meeting of Stockholders.

We are holding this Special Meeting for the following purposes, as more fully described in the Proxy Statement:

•	To approve an amendment to our Amended and Restated Certificate of Incorporation increasing the number of authorized shares of common stock from 20.0 million to 50.0 million;

•

To approve the issuance of up to $10.0 million of common stock units at a discount to fair market value not to exceed 20% in one or more private placements within the six month period following the date of the Special Meeting;

•

To consider and vote upon a proposal to approve one or more adjournments to the Special Meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve Proposal 1 and/or Proposal 2; and

•	To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

Each of the proposals discussed above is described more fully in the accompanying proxy materials. We encourage you to read these materials carefully.

Only stockholders of record at the close of business on April 5, 2011 are entitled to notice of and to vote at the Special Meeting and any adjournment thereof.

Your vote is very important. Whether or not you plan to attend the Special Meeting, you are requested to complete, date, sign and promptly return the enclosed proxy card, or vote via the Internet or the toll-free telephone number as instructed on your proxy card, so that your shares may be voted in accordance with your wishes and so that the presence of a quorum may be assured. You may revoke your proxy at any time. If you attend the Special Meeting in person, you may revoke your proxy and vote in person if you wish. If your shares are held in the name of a broker, trust, bank, or other nominee, you will need to bring a proxy or letter from that broker, trust, bank or nominee that confirms that you are the beneficial owner of those shares.

By Order of the Board of Directors,

Kenneth R. Lombardo Corporate Secretary

Irvine, California

April 15, 2011

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS

FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 10, 2011:

The Company’s Proxy Statement for the Special Meeting, the Notice of Special Meeting of Stockholders, and the form of Proxy are available online at https://materials.proxyvote.com/74765E.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

17872 Cartwright Road

Irvine, California 92614

PROXY STATEMENT

FORM OF PROXY

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

17872 Cartwright Road

Irvine, California 92614

PROXY STATEMENT

Special Meeting of Stockholders

To Be Held on May 10, 2011

INFORMATION REGARDING PROXIES

General

This Proxy Statement and the enclosed proxy card are furnished in connection with the solicitation of proxies by the Board of Directors of Quantum Fuel Systems Technologies Worldwide, Inc. (herein referred to as “the Company,” “we,” “our” or “us”) for use at the Special Meeting of stockholders to be held on May 10, 2011 at 1:30 p.m. PDT at 25242 Arctic Circle Drive, Lake Forest, California 92630, and at any adjournment thereof. These proxy materials are being first mailed to stockholders on or about April 15, 2011. The Company will pay the expenses of solicitation of proxies. Solicitation will be by mail. We will request banks and brokers to solicit proxies from their customers and will reimburse those banks and brokers for reasonable out-of-pocket costs for this solicitation. We may conduct further solicitation personally, telephonically or by facsimile through our officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation. The Company has engaged The Proxy Advisory Group, LLC to assist the Company in the solicitation of proxies and provide related advice and informational support, for a service fee and the reimbursement of customary disbursements that are not expected to exceed $15,000 in the aggregate.

Directions to Special Meeting

To obtain directions to attend the Special Meeting and vote in person, please call (949) 399-4500.

Record Date, Issued and Outstanding Shares

Our Board of Directors has fixed the close of business on April 5, 2011 as the record date (“Record Date”) for the Special Meeting. Only stockholders of record as of that date are entitled to notice of and to vote at the Special Meeting or any adjournment thereof. As of the Record Date, there were 11,563,797 shares of our common stock issued and outstanding, which includes 49,998 shares of our Series B non-voting common stock. As such, the holders of common stock are entitled to 11,513,799 votes in connection with the Special Meeting.

Quorum Requirement

The holders of shares representing a majority of the voting power of the outstanding shares of common stock entitled to vote at the Special Meeting must be present in person or represented by proxy in order for there to be a quorum. If the shares present, in person and by proxy, do not constitute the required quorum, the Special Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum. For purposes of determining if a quorum is present, abstentions and “broker non-votes” will be treated as shares that are present and entitled to vote at the Special Meeting.

Voting and Proxies

The holders of common stock (other than the Series B non-voting common stock) are entitled to one vote per share on any proposal presented at the Special Meeting. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting and any adjournment thereof. Whether you hold shares directly as the stockholder of record or beneficially through a brokerage firm or financial institution, you may direct how your shares are voted without attending the meeting.

Voting Procedures for Record Holders

If on the Record Date, your shares were registered directly in your name with our transfer agent, BNY Mellon Shareowner Services, or you have been granted unvested restricted stock awards, then you are a stockholder of record and, accordingly, may vote in person at the Special Meeting or, alternatively, you may vote by proxy. If you want to vote by proxy, there are three ways you may vote:

1.	Access the Internet address on the proxy card and follow the instructions on that site;

2.	Call the toll-free number shown on the proxy card; OR

3.	Complete, date, sign and return the enclosed proxy card to the address provided on the proxy card.

Please have the proxy card in hand when voting by Internet or telephone.

Voting Procedures for Shares Owned in Street Name

If on the Record Date, your shares were held in an account at a brokerage firm or financial institution, which is commonly referred to as your shares being held in “street name,” then you are the beneficial owner of those shares and the brokerage firm or financial institution holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As the beneficial owner, you should have received voting instructions from the brokerage firm or financial institution holding your account along with these proxy materials. Simply follow the voting instructions given by the brokerage firm or financial institution to ensure your vote is counted. You are also invited to attend the Special Meeting, but, since you are not the stockholder of record, you may not vote your shares in person at the Special Meeting unless you request and obtain a valid proxy or letter from the brokerage firm or financial institution that holds your account that confirms you are the beneficial owner of those shares.

Revocation of Proxy

Any proxy given pursuant to this solicitation may be revoked at any time before it is voted either by (i) filing with our Corporate Secretary a written notice of revocation which must be dated later than the date of the proxy being revoked, (ii) duly executing a subsequent proxy with a later date than the previously delivered proxy and delivering it to our Corporate Secretary, or (iii) attending the Special Meeting and voting in person. If your shares are held in “street name,” you will need to bring a proxy or letter from the brokerage firm or financial institution that holds your account that confirms that you are the beneficial owner of those shares. Any written notice of revocation or subsequent proxy should be sent to the attention of our Corporate Secretary at 17872 Cartwright Drive, Irvine, CA 92614.

Votes Required

Approval of Proposal 1 requires the affirmative “FOR” vote of a majority of our outstanding stock entitled to vote as of the Record Date. Abstentions and “broker non-votes,” as explained below, will be counted towards the tabulation of votes cast on Proposal 1 and will, therefore, have the same effect as a negative vote.

Approval of each of Proposal 2 and Proposal 3 requires the affirmative “FOR” vote of a majority of the shares present in person or by proxy and entitled to vote at the Special Meeting. Abstentions will be counted towards the tabulation of votes cast on Proposal 2 and Proposal 3 and will, therefore, have the same effect as a negative vote. Broker non-votes will not be counted towards the tabulation of votes cast on these proposals and, thus, will have no effect on the outcome.

No matter currently is expected to be considered at the Special Meeting other than Proposal 1, Proposal 2 and Proposal 3, but if any other matters are properly brought before the Special Meeting for action, it is intended that the persons named in the proxy and acting thereunder will vote in accordance with their discretion on such matters. A majority of the votes cast in person or by proxy will be necessary to approve any other proposal that may properly come before the Special Meeting. Accordingly, abstentions and broker non-votes will have no effect on the outcome.

“Broker non-votes” occur when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary voting power with respect to that particular proposal since it has not received voting instructions from the beneficial owner. Under the rules that govern proxy voting by brokers, brokers and other nominees are permitted to vote on a proposal even without receiving voting instructions only if the proposal is a “routine” matter within the meaning of NYSE Rule 452. We believe that Proposals 1, 2 and 3 are routine matters under Rule 452. Accordingly, brokers will be permitted to vote on these proposals even without receiving voting instructions, and thus we do not expect any broker non-votes with respect to the proposals.

Any proxy for which no direction is specified will be voted FOR each proposal.

Dissenters’ or Appraisal Rights

Under Delaware law, stockholders are not entitled to dissenters’ or appraisal rights in connection with any of the proposals covered by this Proxy Statement.

Forward-Looking Statements

All statements included in this Proxy Statement, other than statements of historical fact, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended. Examples of forward-looking statements include, but are not limited to, statements regarding our estimate of the number of shares of common stock that would be required to be sold or reserved in order to raise sufficient cash to fully service our debt obligations, the sufficiency and duration of liquidity to fund operations and debt obligations, and the additional dilution that would result to existing shareholders from the sale of common stock units. Forward-looking statements are generally identified by words such as “may,” “could,” “will,” “should,” “assume,” “expect,” “anticipate,” “plan,” “intend,” “believe,” “predict,” “estimate,” “forecast,” “outlook,” “potential,” or “continue,” or the negative of these terms, and other comparable terminology. Although we believe the expectations and intentions reflected in our forward-looking statements are reasonable, we cannot assure you that these expectations and intentions will prove to be correct. Various risks and other factors referenced herein and in our other public filings could cause actual results, and actual events that occur, to differ materially from those contemplated by the forward-looking statements. Many of the risk factors are beyond our ability to control or predict. You should not unduly rely on any of our forward-looking statements. These statements are made as of the date of this Proxy Statement. Except as may otherwise be required by law, we are not obligated to publicly release any revisions to these forward-looking statements to reflect future events or developments. All subsequent written and oral forward-looking statements attributable to us and persons acting on our behalf are qualified in their entirety by the cautionary statements contained in this section and elsewhere in this Proxy Statement.

PROPOSAL 1

AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Our Board of Directors has approved, and is seeking stockholder approval of, a resolution to authorize our Board of Directors to amend Article IV of our Amended and Restated Certificate of Incorporation to increase the number of shares of common stock that are authorized to be issued from 20,000,000 to 50,000,000 shares (“Authorized Shares Amendment”). No change will be made to the number of Series B common stock and shares of preferred stock that are authorized for issuance. The full text of the proposed Authorized Shares Amendment is attached hereto as Annex A. Approval of this proposal is of critical importance to us and our ability to execute our business plan and continue as a going concern.

Under our Amended and Restated Certificate of Incorporation, as presently in effect, the Company has 40,000,000 shares of capital stock authorized for issuance, consisting of 20,000,000 shares of common stock, $0.02 par value, and 20,000,000 shares of preferred stock, $0.001 par value. Of the 20,000,000 shares of common stock, 100,000 shares were previously designated as Series B (nonvoting) shares. As of March 21, 2011, we had 11,173,031 shares of common stock, 49,998 shares of Series B nonvoting common stock, and no shares of preferred stock issued and outstanding. As of March 21, 2011, we had reserved or designated 7,812,144 shares of our common stock for future issuance upon: (i) exercise of outstanding options and warrants, (ii) conversion of convertible debt held by our senior secured lender, (iii) payment of the amount due to our senior secured lender under two promissory notes, which, subject to certain restrictions, we have the contractual right to pay using shares of our common stock, and (iv) payment of certain other contractual obligations. Thus, as of March 21, 2011, we had only 964,827 authorized but unreserved and undesignated shares (which includes 50,002 shares of Series B nonvoting common stock) available to us for future issuance.

Although we have reserved or designated 2,477,090 shares for potential future issuance to service up to $19.0 million in contractual conversions of the senior secured debt obligations through August 2011, as discussed further below, if we are required to service these senior secured debt obligations in cash as they become due, management believes the number of shares of common stock that would be required to be sold or reserved in order to raise sufficient cash from investors to fully service the debt obligations in cash would likely exceed the number of shares currently reserved or designated by approximately 4 to 6 million shares based on potential transaction structures that may be available to us.

As of March 21, 2011, our principle source of liquidity consisted of cash and cash equivalents of approximately $4.0 million, of which up to $1.9 million may be required to repay certain bridge debt that matures on April 29, 2011. The bridge note holders have an option to receive approximately half the payment in shares of common stock. We believe that we currently only have sufficient liquidity to fund our operations and debt obligations thru the period estimated to be mid May 2011 or mid June 2011 based on the final settlement arrangement on the bridge notes. We are currently evaluating several financing options to provide for our short and long-term working capital needs, but without an increase in our authorized shares of common stock, we will not be able to raise the level of capital needed to fund our operations and debt obligations in the coming months. These financing options could include a straight debt or convertible debt instrument, a private placement of equity securities with warrants (refer to Proposal 2), or a public offering of equity securities. If we are unable to raise capital in order to fund our operations and debt obligations, it will have a material adverse effect on the Company’s ability to continue as a going concern. Information regarding our liquidity and capital resources is more fully described in our quarterly report on Form 10-Q filed with the Securities and Exchange Commission on March 18, 2011.

Approval of this proposal will enable us to execute our business plan and continue as a going concern. We need to raise working capital in order to fund operations, and anticipate that we may need to raise capital or reserve additional shares in order to repay or restructure certain of our senior secured debt obligations that within the next five months will either mature (unless the maturity date is extended) or become payable upon demand. If we are unsuccessful in raising sufficient capital to pay the senior secured debt obligations, then we will need to either refinance those obligations or seek an extension of the maturity dates. Although we will try to negotiate an extension of the applicable maturity dates with our senior secured lender, and we have successfully extended the scheduled maturity dates on the debt obligations with our senior secured lender on several occasions in the past, we cannot provide assurances that we will be able to further modify the current arrangements.

Our senior secured debt obligations as of March 21, 2011 amounted to $19.0 million as follows: (i) a $3.0 million consent fee promissory note held by our senior secured lender, which is payable upon demand beginning on July 31, 2011 (the “Consent Fee Note”), (ii) approximately $12.2 million due under three convertible promissory notes held by our senior secured lender that are scheduled to mature on August 31, 2011 (the “Convertible Notes”), and (iii) the remaining principal balance of approximately $3.8 million under a promissory note held by our senior secured lender (“Term Note B”), which is currently payable upon demand, but could require cash to satisfy any demands made after January 16, 2012. Although the holder of the Convertible Notes has the right to extend the maturity date to August 31, 2013, we cannot provide any assurance that the holder of the Convertible Notes will do so. If this proposal is not approved, we will likely not be able to service payment demands made on the Consent Fee Note after July 31, 2011, not be able to repay the Convertible Notes on August 31, 2011 (assuming the holder does not elect to extend the maturity date), and not be able to service payment demands made on Term Note B after January 16, 2012.

Our obligations under the Consent Fee Note, the Convertible Notes and Term Note B are secured by substantially all of the Company’s assets. Therefore, if we default in payment on any of these debt obligations and the senior secured lender exercises its rights and remedies in order to collect, we may have to seek bankruptcy protection. Information regarding the Company’s outstanding debt obligations is more fully described in our quarterly report on Form 10-Q filed with the Securities and Exchange Commission on March 18, 2011.

Approval of this proposal will also provide us with the flexibility to use our common stock for a variety of other business reasons including, without limitation, the expansion of our business through strategic acquisitions paid for by the issuance or proceeds from the sale of common stock. The Board and management believe that our best opportunity to raise the capital needed to fund our operations and, if necessary, repay debt, is from the sale of our common stock and/or securities convertible into common stock in private and/or public offerings. If this proposal is not approved, then our ability to raise the amount of capital needed to fund operations, repay debt, execute our business plan, and continue as a going concern would be materially impaired.

If this proposal is approved, the additional shares of our common stock so authorized may be issued from time to time upon authorization of our Board, without further approval by our stockholders, unless otherwise required by applicable law or stock exchange requirements, and for such consideration as our Board may determine and as may be permitted by applicable law. The additional shares of common stock would have rights identical to the rights of our current common stock stockholders. The authorization of additional shares of our common stock pursuant to this proposal will have no dilutive effect upon the proportionate ownership and voting power of our current stockholders. However, the actual issuance of additional common stock in the future would dilute each existing stockholder’s proportionate ownership and voting power. We do not currently have any specific arrangements or understandings, either written or oral, to issue any of the additional authorized shares of common stock, except for issuances of common stock in connection with those matters discussed above for which reserves have been established. However, for the reasons discussed above and in Proposal 2, we do anticipate that we will need to raise additional capital in the near term and plan to do so by issuing shares of our common stock and/or securities convertible into common stock.

If this proposal is approved, then the Authorized Shares Amendment will become effective when we file a Certificate of Amendment with the Secretary of State of the State of Delaware.

Required Vote

Approval of Proposal 1 requires the affirmative vote of a majority of all outstanding shares of common stock entitled to vote as of the Record Date. Abstentions and broker non-votes will be counted towards the tabulation of votes cast on Proposal 1 and will, therefore, have the same effect as a negative vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 1.

PROPOSAL 2

APPROVAL OF THE ISSUANCE OF UP TO $10.0 MILLION OF COMMON STOCK UNITS IN ONE OR MORE PRIVATE PLACEMENT TRANSACTIONS

Purpose and Manner of Issuance

We are asking our stockholders to approve the issuance of up to $10.0 million of common stock units, with each such unit consisting of a specified number of shares of our common stock and a common stock purchase warrant entitling the holder to purchase a specified number of additional shares of our common stock in the future, in one or more private placement transactions occurring within six months following the date of this Special Meeting, at a sale price per unit not less than 80% of the then current market price for a share of our common stock. Although we have not entered into any specific private placement arrangements as of the date of this proxy, we are requesting the flexibility to immediately act if and when such opportunities arise within six months after the date of the Special Meeting.

It is expected that the securities to be offered and sold will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or under the securities laws of any state or foreign country. Rather, the securities will likely be offered and sold in reliance on Section 4(2) of the Securities Act and/or other exemptions from applicable registration requirements. However, it is also likely that the investors will receive registration rights, which will require us to register all of the shares of common stock (including shares underlying the common stock purchase warrants) for resale by the investors after the closing of the transaction(s).

Legal Reason for Approval of the Potential Issuance

As a NASDAQ-listed company, we are subject to NASDAQ’s Listing Rules. NASDAQ Listing Rule 5635(d)(2) requires us to obtain stockholder approval prior to the sale or issuance, or potential issuance, of securities greater than 20% of our common stock, or 20% or more of our voting power, outstanding before the issuance, if the effective sale price of our common stock is less than the greater of book or market value of our common stock on the date of such issuance (the “20% Test”). In certain circumstances, NASDAQ will integrate multiple issuances and treat them as a single issuance for purposes of determining whether the 20% Test is satisfied. On March 21, 2011, we had 11,173,031 shares of common stock issued and outstanding (excluding the 49,998 shares of Series B nonvoting common stock). Therefore, the issuance of up to $10.0 million of common stock units could exceed the 20% Test, thus, stockholder approval is needed prior to the potential issuance of such securities in order to comply with NASDAQ Listing Rule 5635(d)(2).

Business Reasons for Approval of the Potential Issuance

As discussed in Proposal 1, the Company needs to raise short-term working capital in order to fund our operations and possibly repay certain senior secured debt obligations. Our Board believes that approval of this proposal is in the best interest of the Company and our stockholders because it will provide us with the flexibility to timely act upon a financing opportunity. If this proposal is not approved, then our ability to raise sufficient short-term working capital will be impaired as we may have to delay completion of a financing transaction until stockholder approval is obtained, which would require us to again incur the time delay, cost and expense of calling another special meeting for such purpose. Given our current liquidity situation and anticipated short-term cash needs, any such delay could have a material adverse effect on the Company and our ability to continue as a going concern.

A vote in favor of this Proposal 2 does not necessarily mean that our Board will authorize the issuance of all $10.0 million of common stock units at a discount to market within six months following the date of the Special Meeting. Rather, these parameters represent the maximum dollar amount and discount to market that our Board could authorize during such period. The exact number of shares and the price at which they will be sold will be determined by our Board of Directors, subject to these parameters.

General Description of Common Stock Units

Each common stock unit would consist of a specific number of shares of our common stock and a common stock purchase warrant entitling the holder to purchase a specific number of shares of our common stock at a future date and fixed purchase price. We expect that the common stock (including the shares of common stock underlying the warrants) authorized for issuance under this Proposal 2 would be identical in all respects to our currently outstanding common stock. The exact terms of the common stock purchase warrants cannot be stated with certainty at the time of filing this Proxy Statement and will ultimately be determined by our Board, but we expect that the warrant terms will include the following:

•	an exercise price equal to or greater than the fair market value of a share of our common stock on the date the warrant is issued;

•	a term not to exceed 7 years;

•	a cashless exercise provision in the event that a resale registration statement covering the shares underlying the warrants is not filed and effective on the date of exercise;

•	standard anti-dilution provisions in the event of a stock dividend, subdivision or combination, or similar corporate transactions; and

•	such other terms and conditions customary for a discounted private placement of common stock units.

Effects of Potential Capital Raising Transactions on Existing Stockholders

If this proposal is approved, our Board will have the discretion, without further stockholder approval, to determine the exact number of common stock units to be sold, the price at which they would be sold, and the specific terms of the common stock purchase warrants, subject only to the parameters set forth in this proposal. The sale of the common stock units will dilute each existing stockholder’s proportionate ownership and voting power.

The market price for a share of our common stock is volatile and traded as high as $9.20 per share and as low as $3.80 per share during the period from February 1, 2011 thru March 21, 2011. The actual number of shares that would be required to raise $10.0 million and the resulting dilution to existing stockholders cannot be currently determined but will be primarily driven by the market price of our shares on the future transaction dates. Management believes that the additional dilution that would result from raising $10.0 million from the sale of common stock units would be approximately 3 to 4 million shares based on potential transaction structures that may be available to the Company.

In addition, the issuance of our shares to investors could cause contractual resets of certain existing warrants which would have an additional dilutive effect on our existing shareholders.

Further, stockholders may experience potential dilution in the market price of our common stock as the result of issuances of shares of our common stock at prices below the then current market price as such issuances could cause the market price of our common stock to decline.

Required Vote

Approval of Proposal 2 requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Special Meeting. Abstentions will be counted towards the tabulation of votes cast on Proposal 2 and will, therefore, have the same effect as a negative vote. Broker non-votes will not be counted towards the tabulation of votes cast on Proposal 2 and, thus, will have no effect on the outcome.

THE BOARD OF DIRECTORS UNANIMOULSY RECOMMENDS A VOTE “FOR” PROPOSAL 2.

PROPOSAL 3

ADJOURNMENT OF THE SPECIAL MEETING

A proposal will be submitted to the stockholders at the Special Meeting to approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve Proposal 1 and/or Proposal 2. Any adjournment of the Special Meeting may be made without notice, other than by an announcement made at the Special Meeting. Any adjournment of the Special Meeting for the purpose of soliciting additional proxies will allow stockholders who have already sent in their proxies to revoke them at any time prior to the time that the proxies are used.

Required Vote

Approval of Proposal 3 requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Special Meeting. Abstentions will be counted towards the tabulation of votes cast on Proposal 3 and will have the same effect as a negative vote. Broker non-votes will not be counted towards the tabulation of votes cast on Proposal 3, and thus, will have no effect on the outcome.

THE BOARD OF DIRECTORS UNANIMOULSY RECOMMENDS A VOTE “FOR” PROPOSAL 3.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about the beneficial ownership of each class of our securities as of March 21, 2011. It shows shares beneficially owned by each of the following:

•	each person or group of affiliated persons known by us to beneficially own more than 5% of any class of our outstanding voting securities;

•	each of our directors;

•	each of our named executive officers; and

•	all current directors and named executive officers as a group.

We have determined the beneficial ownership shown in this table in accordance with the rules of the Securities and Exchange Commission (“SEC”). Under those rules, if a person held options or warrants to purchase shares of our common stock that were currently exercisable or exercisable within 60 days of March 21, 2011, then those shares are included only in that person’s reported holdings and in the calculation of their percentage ownership of our common stock. As a result, the beneficial ownership percentage of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on March 21, 2011. Except as otherwise provided herein, the percentage of beneficial ownership is based on 11,173,031 shares of common stock and does not reflect 49,998 shares of Series B nonvoting common stock that were outstanding on March 21, 2011. General Motors, LLC (“General Motors”) owns 100% of the outstanding shares of Series B common stock, which shares will convert on a one-for-one basis into shares of our common stock in the event General Motors transfers such shares to a person that is not controlled by, or under common control with, General Motors. To our knowledge, each person named in the table has sole voting and investment power over the shares listed by that person’s name, except where we have shown otherwise in the footnotes or where community property laws affect ownership rights. Except where we show otherwise, the address of each person in this table is: c/o Quantum Fuel Systems Technologies Worldwide, Inc., 17872 Cartwright Road, Irvine, California 92614.

Name of Beneficial Owner	Shares	Percent
Greater than 5% Stockholders:
WB QT, LLC (1) 3033 Excelsior Blvd., Suite 300 Minneapolis, MN 55416	1,196,286	9.99%

Capital Ventures International (2) One Capital Place P.O. Box 1787 GT Grand Cayman, Cayman Islands British West Indies	936,600	7.7%

Heights Capital Management, Inc. (2) One Capital Place P.O. Box 1787 GT Grand Cayman, Cayman Islands British West Indies	936,600	7.7%

Named Executive Officers and Directors:
Dale L. Rasmussen (3)	48,490	*
Alan P. Niedzwiecki (4)	56,895	*
W. Brian Olson (5)	46,218	*
Kenneth R. Lombardo (6)	15,708	*
David M. Mazaika (7)	11,250	*
Brian A. Runkel (8)	7,512	*
G. Scott Samuelsen (9)	8,300	*
Carl E. Sheffer (10)	5,308	*
Paul E. Grutzner (11)	5,235	*
Jonathan Lundy (12)	2,444	*
All current directors and executive officers as a group (10 persons) (13)	207,360	1.8%

*	Represents less than 1%.

(1)	Includes 801,808 shares beneficially owned that are issuable (i) upon conversion of principal due upon conversion of convertible notes held by WB QT, LLC, (ii) in payment of principal due under a promissory note held by WB QT that is payable upon demand which the Company has the right to pay using shares of its common stock, and/or (iii) upon exercise of warrants, and excludes 1,769,174 shares of common stock in the aggregate issuable upon conversion of the convertible notes, in payment of the demand promissory note, and upon exercise of the warrants because such instruments are subject to limitations on exercise or conversion under which the holder thereof does not have the right to exercise such debt conversion or warrant exercise to the extent (but only to the extent) that such exercise would result in beneficial ownership by the holder thereof, together with its affiliates, of more than 4.9%, 4.99% or 9.99% (as applicable) of the common stock. For purposes of this beneficial ownership calculation, the number of shares potentially issuable in payment of the demand promissory notes assumes that WB QT made demand for payment of the entire outstanding balance due under such promissory note on March 21, 2011, that the Company exercised its right to settle the demand using shares of its common stock, and that the price per share used to determine that number of shares so required to be delivered was $4.35 (which represents the Company’s closing price on March 21, 2011). Without such limitations on exercise or conversion, WB QT would beneficially own 2,965,460 shares of common stock. This disclosure is based on information received from WB QT, LLC as of March 21, 2011.
(2)	Includes 936,600 shares that are issuable upon exercise of warrants. Heights Capital Management, Inc. serves as investment manager to Capital Ventures International. Therefore, Heights Capital Management, Inc. and Capital Ventures International have joint voting and dispositive power with respect to the shares, such that each entity is deemed to beneficially own the entire 936,600 shares. Capital Ventures International and Heights Capital Management disclaim any beneficial ownership of any such shares, except for their pecuniary interest therein. This information was derived from Schedule 13G filed by Capital Ventures International on February 11, 2011.
(3)	Includes 12,500 shares of restricted stock that vests on August 2, 2013, and 30,034 shares issuable upon exercise of outstanding options that are currently exercisable or will become exercisable within 60 days after March 21, 2011.
(4)	Includes 12,500 shares of restricted stock that vests on August 2, 2013, and 36,092 shares issuable upon exercise of outstanding options that are currently exercisable or will become exercisable within 60 days after March 21, 2011.
(5)	Includes 12,500 shares of restricted stock that vests on August 2, 2013, and 25,953 shares issuable upon exercise of outstanding options that are currently exercisable or will become exercisable within 60 days after March 21, 2011.
(6)	Includes 8,750 shares of restricted stock that vests on August 2, 2013 and 6,458 shares issuable upon exercise of outstanding options that are exercisable or will become exercisable within 60 days after March 21, 2011.
(7)	Includes 7,500 shares of restricted stock that vests on August 2, 2013 and 3,750 shares issuable upon exercise of outstanding options that are currently exercisable or will become exercisable within 60 days after March 21, 2011.
(8)	Includes 1,250 shares of restricted stock that vests on August 2, 2013, and 5,212 shares issuable upon exercise of outstanding options that are currently exercisable or will become exercisable within 60 days after March 21, 2011.
(9)	Includes 1,250 shares of restricted stock that vests on August 2, 2013, and 5,390 shares issuable upon exercise of outstanding options that are currently exercisable or will become exercisable within 60 days after March 21, 2011.
(10)	Includes 1,250 shares of restricted stock that vests on August 2, 2013, and 2,952 shares issuable upon exercise of outstanding options that are currently exercisable or will become exercisable within 60 days after March 21, 2011.
(11)	Includes 1,250 shares of restricted stock that vests on August 2, 2013, and 2,485 shares issuable upon exercise of outstanding options that are currently exercisable or will become exercisable within 60 days after March 21, 2011.
(12)	Includes 1,250 shares of restricted stock that vests on August 2, 2013, 250 shares issuable upon exercise of outstanding options that are currently exercisable or will become exercisable within 60 days after March 21, 2011 and 472 shares owned by spouse.
(13)	Includes an aggregate of 60,000 shares of restricted stock, 118,576 shares issuable upon exercise of outstanding options that are exercisable or will become exercisable within 60 days after March 21, 2011 and 472 shares owned by Mr. Lundy’s spouse. All shares of unvested restricted stock may be voted by the holders thereof at meetings of our stockholders.

PROPOSALS OF STOCKHOLDERS

Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings of the Company consistent with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Proposals of stockholders intended to be presented at our next annual meeting of stockholders and included in the Company’s proxy materials must be received by our Corporate Secretary at the address shown at the top of page one of this Proxy Statement, no later than May 2, 2011. All such proposals must also comply with the requirements of Rule 14a-8 of the Exchange Act, regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals failing to comply with the procedures of Rule 14a-8 will be excluded.

Stockholders also have the right under the Company’s Bylaws to bring business from the floor of the 2011 annual meeting, other than through a stockholder proposal in accordance with Securities and Exchange Commission rules. To do so, stockholders must give timely notice of the proposal in proper written form to the Corporate Secretary and otherwise comply with the provisions in the Bylaws pertaining to stockholder proposals. Pursuant to our Bylaws, stockholders must submit such proposals in writing to our Corporate Secretary at the address shown at the top of page one not later than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided however, that if the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from such anniversary date, notice by the stockholder to be timely must be received not earlier than the close of business on the 120th calendar day prior to such annual meeting and not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the calendar day on which notice of the annual meeting date is first publicly disclosed. A stockholder’s notice to our Corporate Secretary must set forth for each matter proposed to be brought before the annual meeting (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposed to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder as they appear on the corporation’s books, and of such beneficial owner, and (ii) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner.

OTHER BUSINESS

As of the date of this Proxy Statement, management knows of no other business that will be presented for action at the Special Meeting. No matter currently is expected to be considered at the Special Meeting other than the proposals set forth in the accompanying Notice of Special Meeting of Stockholders, but if any other matters are properly brought before the Special Meeting for action, it is intended that the persons named in the proxy and acting thereunder will vote in accordance with their discretion on such matters.

By Order of the Board of Directors,
Kenneth R. Lombardo
Corporate Secretary

Irvine, California

April 15, 2011

ANNEX A

FORM OF CERTIFICATE OF AMENDMENT TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

The corporation, organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

FIRST: That, by unanimous written consent of the Board of Directors of Quantum Fuel Systems Technologies Worldwide, Inc. (the “Corporation”), resolutions were adopted setting forth a proposed amendment (the “Amendment”), declaring the Amendment to be advisable and directing that such Amendment be presented to the Corporation’s stockholders for consideration and approval at a special meeting of stockholders.

SECOND: That thereafter, the holders of a majority of the outstanding stock of the Corporation entitled to vote thereon approved the Amendment at the special meeting of the Corporation’s stockholders in accordance with Section 242 of the DGCL.

THIRD: Effective upon filing of this Certificate of Amendment with the Delaware Secretary of State, ARTICLE IV of the Corporation’s Amended and Restated Certificate of Incorporation, as amended, is hereby further amended by deleting the first paragraph of ARTICLE IV in its entirety and replacing it with the following:

The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is seventy million (70,000,000) shares, consisting of fifty million (50,000,000) shares of common stock with a par value of $0.02 per share (the “Common Stock”) and twenty million (20,000,000) shares of preferred stock with a par value of $0.001 per share (the “Preferred Stock”).

FOURTH: This Certificate of Amendment will be effective upon filing.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this     day of                     , 20    .

By:
Title:
Name:

FORM OF PROXY

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.	INTERNET http://www.proxyvoting.com/qtww Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

▼  FOLD AND DETACH HERE  ▼

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTIONS ARE INDICATED, IT WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3.	Please mark your votes as indicated in this example	☒

	FOR	AGAINST	ABSTAIN
1. PROPOSAL TO APPROVE AN AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 20,000,000 TO 50,000,000.	☐	☐	☐

2. PROPOSAL TO APPROVE THE ISSUANCE OF UP TO $10.0 MILLION OF COMMON STOCK UNITS AT A DISCOUNT TO FAIR MARKET VALUE NOT TO EXCEED 20% IN ONE OR MORE PRIVATE PLACEMENTS WITHIN THE SIX MONTH PERIOD FOLLOWING THE DATE OF THE SPECIAL MEETING.	☐	☐	☐

3. PROPOSAL TO APPROVE ONE OR MORE ADJOURNMENTS TO THE SPECIAL MEETING, IF NECESSARY, TO PERMIT FURTHER SOLICITATION OF PROXIES IF THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING FOR EITHER PROPOSAL 1 OR PROPOSAL 2.	☐	☐	☐

In their discretion, the proxy agents named above are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

Mark Here for Address Change or Comments SEE REVERSE	☐

NOTE: Please date and sign as name appears hereon and return promptly in the accompanying envelope to BNY Mellon Shareowner Services, P.O. Box 3550, South Hackensack, NJ 07606-9250. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signing in the name of a corporation or partnership, please sign full corporate or partnership name and indicate title of authorized signatory. Receipt of the Notice of Special Meeting of Stockholders and Proxy Statement dated April 15, 2011 is hereby acknowledged by the undersigned.

Signature	Signature	Date
Print Name	Print Name

You can now access your Quantum Fuel Systems Technologies Worldwide, Inc. account online.

Access your Quantum Fuel Systems Technologies Worldwide, Inc. account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for Quantum Fuel Systems Technologies Worldwide, Inc., now makes it easy and convenient to get current information on your shareholder account.

•	View account status	•	View payment history for dividends
•	View certificate history	•	Make address changes
•	View book-entry information	•	Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/isd

For Technical Assistance Call 1-877-978-7778 between 9 am - 7 pm

Monday-Friday Eastern Time

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS

FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 10, 2011:

The Company’s Proxy Statement for the Special Meeting, the Notice of Special Meeting of Stockholders, and the form of Proxy are available online at: https://materials.proxyvote.com/74765E.

▼  FOLD AND DETACH HERE  ▼

PROXY

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

Special Meeting of Stockholders – May 10, 2011

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Alan P. Niedzwiecki and W. Brian Olson, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Quantum Fuel Systems Technologies Worldwide, Inc. (the “Company”) common stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of stockholders of the Company to be held at 25242 Arctic Ocean Drive, Lake Forest, CA 92630 on May 10, 2011 at 1:30 p.m. PDT, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Special Meeting.

Address Change/Comments (Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES

P.O. BOX 3550

SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)